UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014 (October 2, 2014)

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma 74172

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (539) 573-2164

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 2, 2014, Pluspetrol Resources Corporation, a company incorporated under the laws of the Cayman Islands (“Parent”), Pluspetrol Black River Corporation, a Cayman Islands exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”) and Apco Oil and Gas International Inc., a Cayman Islands exempted company limited by shares (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving company in the merger (the “Merger”) and a wholly-owned subsidiary of Parent.

Transaction Structure

At the effective of time of the Merger (the “Effective Time”), each ordinary share of the Company and each Class A share of the Company (collectively, the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares held by the Company or any of its subsidiaries (ii) Company Shares held by Parent or Merger Sub or (iii) Company Shares that are held by a holder who is entitled to appraisal rights under Cayman Islands law and who has delivered to the Company a written objection to the Merger pursuant to Cayman Islands law) shall be converted into the right to receive $14.50 in cash, without interest.

Non-Solicitation; Adverse Recommendation Change

The Company has agreed, among other things, (i) not to initiate, solicit or knowingly encourage or knowingly facilitate alternative acquisition proposals or inquiries relating to alternative acquisition proposals from third parties and (ii) other than informing third parties of the existence of the non-solicitation provisions of the Merger Agreement, not to engage in any negotiations or discussions with, or furnish non-public information, to any third party who has made or in response to an alternative acquisition proposal or an inquiry relating to an alternative acquisition proposal. The Company is permitted substantially contemporaneously with the public announcement of the Merger Agreement to waive the “don’t ask/don’t waive” provisions of any standstill provision contained in any confidentiality agreement in effect as of October 2, 2014 but is obligated to disclose to Parent the identity of any party receiving the benefit of such waiver.

Prior to the approval of the Company’s shareholders, (i) the Company may, subject to compliance with certain obligations set forth in the Merger Agreement, terminate the Merger Agreement to enter into a definitive agreement to accept a Superior Offer (as defined in the Merger Agreement), and (ii) the board of directors of the Company may change its recommendation to the Company’s shareholders regarding adopting the Merger Agreement (an “Adverse Recommendation Change”) if the board of directors of the Company determines in good faith after consultation with its outside legal advisors that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties, in each case, subject to customary matching rights in favor of Parent.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the absence of certain legal impediments to the consummation of the Merger, (ii) the adoption of the plan of merger by the shareholders of the Company holding two-thirds or more of the Company Shares, (iii) the absence of a material adverse effect on the Company since the date of the Merger Agreement and (iv) the consummation of certain transactions pursuant to the Irrevocable Offer, dated October 2, 2014, from Parent to WPX Energy, Inc., a Delaware corporation and the majority shareholder of the Company (“WPX”), pursuant to which WPX has agreed to sell its interests in Apco Argentina, S.A. and Northwest Argentina Corporation to Parent. As further described below, in connection with the Company and Parent entering into the Merger Agreement, WPX, holding 69% of the Company Shares, has entered into a power of attorney, which among other things, grants to Appleby Trust (Cayman) Ltd. the power to vote WPX’s Class A shares in the Company in favor of the approval and adoption of the plan of merger unless the Merger Agreement is terminated pursuant to its terms.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in the ordinary course and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent including, among others, (i) by the Company, in the event the Company enters into a definitive agreement with respect to a Superior Offer, and (ii) by Parent, if, at any time prior to the approval by the Company’s shareholders, there has been an Adverse Recommendation Change. Upon termination of the Merger Agreement under specific circumstances, the Company will be required to pay Parent a termination fee equal to $15,450,000. Among other things, if the Merger Agreement is terminated in connection with the Company entering into a definitive agreement with respect to a Superior Offer, the Company is required to pay to Parent the termination fee immediately prior to or concurrently with termination of the Merger Agreement.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before July 2, 2015.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and Parent to the other in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Parent.

Limited Power of Attorney

In connection with the Company and Parent entering into the Merger Agreement, WPX, holding approximately 69% of the Company Shares, entered into an irrevocable limited power of attorney (the “Power of Attorney”). The Power of Attorney generally grants to Appleby Trust (Cayman) Ltd. the power to vote WPX’s Class A shares in the Company in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The Power of Attorney terminates upon the termination of the Merger Agreement pursuant to its terms.

The foregoing description of the Power of Attorney does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, which is attached as Exhibit B to the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

Press Release Announcing the Merger

On October 2, 2014, the Company issued a press release announcing entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, Pluspetrol Black River Corporation and Apco Oil and Gas International Inc.

99.1	Press Release issued October 3, 2014 by Apco Oil and Gas International Inc.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to the Company on the date hereof. In some cases, you can identify forward looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Company’s control. These factors include: failure to obtain shareholder approval of the proposed merger; failure to consummate the transaction or any delay in consummating the transaction; changes in laws or regulations; changes in general economic conditions or other risks described in Company’s SEC filings. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and deliver the proxy statement to its shareholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting the Company, Attn: Secretary, One Williams Center, 35th Floor, Tulsa, Oklahoma 74172. Our filings with the SEC are also available on our website at http://www.apcooilandgas.com.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s executive officers and directors and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2014. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: October 3, 2014	By:	/s/ Amy Flakne
	Name:	Amy Flakne
	Title:	Assistant Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, Pluspetrol Black River Corporation and Apco Oil and Gas International Inc.

99.1	Press Release issued October 3, 2014 by Apco Oil and Gas International Inc.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.